Exhibit 99.1

Zuora Reports Third Quarter Fiscal 2022 Results
Subscription revenue grew 19% year-over-year; total revenue grew 16% year-over-year
Redwood City, Calif. – December 1, 2021 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal third quarter ended October 31, 2021.
“Q3 was another solid quarter. We continued to deliver strong performance, exceeding our guidance for operating metrics including total revenue, subscription revenue, and non-GAAP loss from operations. It was also the highest upsell quarter in Zuora’s history. Based on our overall results, our dollar-based retention rate, and ARR growth, we are confident in our strategy and believe our opportunity in the Subscription Economy continues to expand,” said Tien Tzuo, founder and CEO of Zuora.

Third Quarter Fiscal 2022 Financial Results:
•Revenue: Total revenue was $89.2 million, an increase of 16% year-over-year. Subscription revenue was $73.8 million, an increase of 19% year-over-year.
•GAAP Loss from Operations: GAAP loss from operations was $21.6 million, compared to a loss of $16.0 million in the third quarter of fiscal 2021.
•Non-GAAP (Loss) Income from Operations: Non-GAAP loss from operations was $1.2 million, compared to non-GAAP income from operations of $0.2 million in the third quarter of fiscal 2021.
•GAAP Net Loss: GAAP net loss was $22.9 million, or 26% of revenue, compared to a net loss of $16.8 million, or 22% of revenue, in the third quarter of fiscal 2021. GAAP net loss per share was $0.18 based on 125.1 million weighted-average shares outstanding, compared to a net loss per share of $0.14 based on 118.5 million weighted-average shares outstanding in the third quarter of fiscal 2021.
•Non-GAAP Net Loss: Non-GAAP net loss was $2.5 million, compared to a non-GAAP net loss of $0.6 million in the third quarter of fiscal 2021. Non-GAAP net loss per share was $0.02 based on 125.1 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.01 based on 118.5 million weighted-average shares outstanding in the third quarter of fiscal 2021.
•Cash Flow: Net cash provided by operating activities was $0.7 million, compared to net cash provided by operating activities of $1.4 million in the third quarter of fiscal 2021.
•Free Cash Flow: Free cash flow was negative $1.7 million compared to $0.0 million in the third quarter of fiscal 2021.
•Cash and Investments: Cash and cash equivalents and short-term investments were $203.3 million as of October 31, 2021.
A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 were 720, which represents 10% year-over-year growth.
•Dollar-based Retention Rate was 110%, compared to 99% as of October 31, 2020.

•Our ARR Growth was 19%, compared to 12% as of October 31, 2020.
•Customer usage of Zuora solutions grew, with $18.8 billion in transaction volume through Zuora’s billing platform during our third quarter, an increase of 28% year-over-year.
•Launched a new Unified Monetization solution to help customers monetize subscriptions as well as non-subscription offers.
•Announced an integration with Microsoft to accelerate growth of the Subscription Economy and automate enterprise revenue recognition.
•Released Zuora CPQ X, the latest Configure, Price, Quote offering to reimagine quoting for The Subscription Economy, empowering sales teams to quote up to 35% faster throughout the entire subscriber lifecycle.
•Salesforce.com signed a multi-year renewal to automate all of their global revenue recognition with Zuora Revenue.
•New customer logos and go-lives included Toshiba, Braze, CarGurus, Couchbase, Trintech, and Oura Health.

Financial Outlook:
As of December 1, 2021, we are providing guidance for the fourth quarter and full fiscal year 2022, as well as a preliminary view of our fiscal year 2023 results, based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the ongoing COVID-19 pandemic.
For the fourth quarter and full fiscal year 2022, Zuora currently expects the following results:

	Fourth Quarter	Fiscal 2022
Subscription revenue	$75.0M - $76.0M	$285.5M - $286.5M
Total revenue	$90.0M - $91.0M	$345.0M - $346.0M
Non-GAAP loss from operations	($2.5M) - ($1.5M)	($10.0M) - ($9.0M)
Non-GAAP net loss per share¹	($0.03) - ($0.02)	($0.11) - ($0.10)

(1) Non-GAAP net loss per share was computed assuming 127.4 million and 124.3 million weighted-average shares outstanding for the fourth quarter and full fiscal year 2022, respectively.
Zuora is providing the following preliminary view of its expected results for fiscal year 2023:

Fiscal 2023
Subscription revenue	$337.0M - $339.0M
Total revenue	$401.0M - $405.0M
Non-GAAP loss from operations	($2.0M) - $0.0M
ARR Growth	21% or higher
Dollar-based Retention Rate	112% or higher
These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on December 1, 2021 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available through November 30, 2022. The call can also be accessed live via phone by the toll-free dial-in number: 1 (888) 440-5655 or toll dial-in number: 1 (646) 960-0338 with conference ID 8022374. An audio replay will be available shortly after the call and can be accessed by dialing 1 (800) 770-2030 or 1 (647) 362-9199 with conference ID 8022374 available from December 1, 2021 at 4:00 p.m. PT to December 8, 2021, at 8:59 p.m. PT.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP total gross margin, non-GAAP subscription gross margin, non-GAAP professional services gross margin, non-GAAP operating margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP (loss) income from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.
We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We also believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
We exclude the following items from one or more of our non-GAAP financial measures:
•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.
•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, because we do not believe it has a direct correlation to the operation of our business.
•Internal-use software. We exclude non-cash charges for impairments of internal-use software from certain of our non-GAAP financial measures. Impairment charges can vary significantly in terms of amount and timing and we do not consider these charges indicative of our current or past operating performance. Moreover, we believe that excluding the effects of these charges allows investors to make more meaningful comparisons between our operating results and those of other companies. Beginning in the second quarter of fiscal year 2022, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. We believe that this change more closely aligns our reported financial measures with current industry practice.
•Charitable donations. We exclude expenses associated with charitable donations of our common stock from certain of our non-GAAP financial measures. We believe that excluding these non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.
•Certain litigation. We exclude non-recurring charges and benefits, net of currently expected insurance recoveries, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements. We began excluding these non-recurring charges and benefits from our non-GAAP financial measures in the second quarter of fiscal 2021 as litigation expenses significantly increased, specifically relating to our ongoing securities class actions and derivative litigation.
Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for property and equipment that were damaged in January 2020 at our corporate headquarters.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
Operating Metrics:
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.
Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Annual Recurring Revenue Growth (ARR Growth). We calculate ARR Growth by dividing the annual recurring revenue (ARR) as of a period end by the ARR for the corresponding period end of the prior fiscal year. ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period and excludes the value of non-recurring revenue such as professional services revenue as well as contracts with new customers with a term of less than one year. ARR Growth is a performance metric and should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items.

Forward-Looking Statements:
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance and financial outlook for the fourth fiscal quarter and full fiscal 2022, preliminary view of expected results for fiscal 2023, and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on September 3, 2021 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact to the economy, our customers and our business due to the ongoing COVID-19 pandemic; we may be unable to attract new customers and expand sales to existing customers; we may not be able to manage our future growth effectively; the shift by companies to subscription business models may develop slower than we expect; we have a history of net losses and may not achieve or sustain profitability; we face intense competition in our markets and may not be able to compete effectively; our products may fail to gain market acceptance or our product development efforts may be unsuccessful; customers may fail to successfully deploy our solution after entering into a subscription agreement with us; we may not be able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services; the risk of loss of key employees; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; challenges related to growing our relationships with strategic partners such as systems integrators and their effectiveness in selling our products; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may experience interruptions or performance problems, including a service outage, associated with our technology; we may be unable to adequately protect our intellectual property; current and future litigation including our current shareholder litigation could have a material adverse impact on our financial condition; general political or destabilizing events, including war, conflict or acts of terrorism; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, changes in foreign exchange rates; weakened global economic conditions may adversely affect our industry; and other risks and uncertainties. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of the COVID-19 pandemic on our business and global economic conditions. Uncertainties that we may face include, but are not limited to, our ability to achieve our long-term plans and key initiatives, requests for extended billing and payment terms from customers affected by the COVID-19 pandemic, the timeframes for and severity of the impact of the pandemic on our customers’ purchasing and renewal decisions, and the length of our sales cycles, particularly for customers in certain industries highly affected by the pandemic.
About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-revenue process across billing, collections and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Luana Wolk
investorrelations@zuora.com
650-419-1377
Media Relations Contact:

Margaret Pack
press@zuora.com
312-826-6529
© 2021 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Zuora, Inc. or any aspect of this press release.
SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue:
Subscription	$73,775	$62,020	$210,415	$177,228
Professional services	15,455	15,226	45,631	48,905
Total revenue	89,230	77,246	256,046	226,133
Cost of revenue:
Subscription	17,279	15,611	50,190	43,627
Professional services	18,416	17,655	54,218	55,011
Total cost of revenue	35,695	33,266	104,408	98,638
Gross profit	53,535	43,980	151,638	127,495
Operating expenses:
Research and development	21,738	18,907	61,565	55,877
Sales and marketing	37,004	28,058	105,130	85,162
General and administrative	16,370	13,024	46,931	41,672
Total operating expenses	75,112	59,989	213,626	182,711
Loss from operations	(21,577)	(16,009)	(61,988)	(55,216)
Interest and other (expense) income, net	(702)	(352)	(1,034)	1,962
Loss before income taxes	(22,279)	(16,361)	(63,022)	(53,254)
Income tax provision	610	412	1,221	1,129
Net loss	(22,889)	(16,773)	(64,243)	(54,383)
Comprehensive loss:
Foreign currency translation adjustment	(127)	18	(386)	(71)
Unrealized loss on available-for-sale securities	(27)	(103)	(61)	(20)
Comprehensive loss	$(23,043)	$(16,858)	$(64,690)	$(54,474)
Net loss per share, basic and diluted	$(0.18)	$(0.14)	$(0.52)	$(0.47)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	125,141	118,460	123,230	116,824

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$116,565	$94,110
Short-term investments	86,770	92,484
Accounts receivable, net	72,356	78,860
Deferred commissions, current portion	13,704	12,712
Prepaid expenses and other current assets	15,978	15,574
Total current assets	305,373	293,740
Property and equipment, net	30,741	33,369
Operating lease right-of-use assets	44,480	47,085
Purchased intangibles, net	4,006	3,928
Deferred commissions, net of current portion	23,306	21,905
Goodwill	17,632	17,632
Other assets	3,681	3,848
Total assets	$429,219	$421,507
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,481	$2,249
Accrued expenses and other current liabilities	17,455	14,550
Accrued employee liabilities	30,983	29,470
Debt, current portion	2,749	4,397
Deferred revenue, current portion	129,327	127,701
Operating lease liabilities, current portion	11,227	9,630
Total current liabilities	195,222	187,997
Debt, net of current portion	—	1,666
Deferred revenue, net of current portion	1,055	1,529
Operating lease liabilities, net of current portion	48,333	53,590
Deferred tax liabilities	1,933	1,929
Other long-term liabilities	2,953	2,883
Total liabilities	249,496	249,594
Stockholders’ equity:
Class A common stock	12	11
Class B common stock	1	1
Additional paid-in capital	707,626	635,127
Accumulated other comprehensive income	349	796
Accumulated deficit	(528,265)	(464,022)
Total stockholders’ equity	179,723	171,913
Total liabilities and stockholders’ equity	$429,219	$421,507

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(64,243)	$(54,383)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	12,642	11,172
Stock-based compensation	51,778	43,933
Provision for credit losses	1,859	3,038
Donation of common stock to charitable foundation	1,000	1,000
Amortization of deferred commissions	11,956	8,558
Reduction in carrying amount of right-of-use assets	7,230	6,358
Other	678	182
Changes in operating assets and liabilities:
Accounts receivable	4,645	6,565
Prepaid expenses and other assets	(559)	(204)
Deferred commissions	(14,887)	(10,172)
Accounts payable	1,196	(1,869)
Accrued expenses and other liabilities	2,781	(801)
Accrued employee liabilities	1,513	5,697
Deferred revenue	1,152	(4,408)
Operating lease liabilities	(10,421)	(6,515)
Net cash provided by operating activities	8,320	8,151
Cash flows from investing activities:
Purchases of property and equipment	(6,044)	(12,074)
Insurance proceeds for damaged property and equipment	344	988
Purchase of intangible assets	(1,349)	—
Purchases of short-term investments	(77,386)	(61,783)
Sales of short-term investments	—	2,511
Maturities of short-term investments	82,592	102,305
Net cash (used in) provided by investing activities	(1,843)	31,947
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options, net of repurchases of unvested common stock	15,692	8,861
Proceeds from issuance of common stock under employee stock purchase plan	4,005	4,214
Principal payments on long-term debt	(3,333)	(3,330)
Net cash provided by financing activities	16,364	9,745
Effect of exchange rates on cash and cash equivalents	(386)	(71)
Net increase in cash and cash equivalents	22,455	49,772
Cash and cash equivalents, beginning of period	94,110	54,275
Cash and cash equivalents, end of period	$116,565	$104,047

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31, 2021[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$17,279	$(1,580)	$(554)	$—	$15,145
Cost of professional services revenue	18,416	(2,822)	—	—	15,594
Gross profit	53,535	4,402	554	—	58,491
Operating expenses:
Research and development	21,738	(5,774)	—	—	15,964
Sales and marketing	37,004	(6,298)	—	—	30,706
General and administrative	16,370	(3,438)	—	114	13,046
Loss from operations	(21,577)	19,912	554	(114)	(1,225)
Net loss	$(22,889)	$19,912	$554	$(114)	$(2,537)
Net loss per share, basic and diluted²	$(0.18)				$(0.02)
Gross margin	60%				66%
Subscription gross margin	77%				79%
Professional services gross margin	(19)%				(1)%
Operating margin	(24)%				(1)%

	Three Months Ended October 31, 2020[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$15,611	$(1,224)	$(423)	$—	$13,964
Cost of professional services revenue	17,655	(2,508)	—	—	15,147
Gross profit	43,980	3,732	423	—	48,135
Operating expenses:
Research and development	18,907	(4,914)	—	—	13,993
Sales and marketing	28,058	(3,868)	—	—	24,190
General and administrative	13,024	(2,259)	—	(967)	9,798
(Loss) income from operations	(16,009)	14,773	423	967	154
Net loss	$(16,773)	$14,773	$423	$967	$(610)
Net loss per share, basic and diluted²	$(0.14)				$(0.01)
Gross margin	57%				62%
Subscription gross margin	75%				77%
Professional services gross margin	(16)%				1%
Operating margin	(21)%				—%
(1) Beginning with the second quarter ended July 31, 2021, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. Our non-GAAP financial measures for the three months ended October 31, 2020 were recast to conform to the updated methodology for comparison purposes. For the three months ended October 31, 2021 and 2020, we did not have any non-cash charges for impairments of internal-use software.
(2) GAAP and Non-GAAP net loss per share are calculated based upon 125,141 and 118,460 basic and diluted weighted-average shares of common stock for the three months ended October 31, 2021 and 2020, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

	Nine Months Ended October 31, 2021[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$50,190	$(4,157)	$(1,496)	$—	$—	$44,537
Cost of professional services revenue	54,218	(7,487)	—	—	—	46,731
Gross profit	151,638	11,644	1,496	—	—	164,778
Operating expenses:
Research and development	61,565	(15,546)	—	—	—	46,019
Sales and marketing	105,130	(15,993)	—	—	—	89,137
General and administrative	46,931	(8,595)	—	(1,000)	(169)	37,167
Loss from operations	(61,988)	51,778	1,496	1,000	169	(7,545)
Net loss	$(64,243)	$51,778	$1,496	$1,000	$169	$(9,800)
Net loss per share, basic and diluted²	$(0.52)					$(0.08)
Gross margin	59%					64%
Subscription gross margin	76%					79%
Professional services gross margin	(19)%					(2)%
Operating margin	(24)%					(3)%

	Nine Months Ended October 31, 2020[1]
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$43,627	$(3,541)	$(1,269)	$—	$—	$38,817
Cost of professional services revenue	55,011	(7,290)	—	—	—	47,721
Gross profit	127,495	10,831	1,269	—	—	139,595
Operating expenses:
Research and development	55,877	(14,401)	—	—	—	41,476
Sales and marketing	85,162	(11,721)	—	—	—	73,441
General and administrative	41,672	(6,980)	—	(1,000)	(2,202)	31,490
Loss from operations	(55,216)	43,933	1,269	1,000	2,202	(6,812)
Net loss	$(54,383)	$43,933	$1,269	$1,000	$2,202	$(5,979)
Net loss per share, basic and diluted²	$(0.47)					$(0.05)
Gross margin	56%					62%
Subscription gross margin	75%					78%
Professional services gross margin	(12)%					2%
Operating margin	(24)%					(3)%
(1) Beginning with the second quarter ended July 31, 2021, we no longer exclude non-cash adjustments for capitalization and amortization of internal-use software from our non-GAAP financial measures. Our non-GAAP financial measures for the nine months ended October 31, 2020 were recast to conform to the updated methodology for comparison purposes. For the nine months ended October 31, 2021 and 2020, we did not have any non-cash charges for impairments of internal-use software.
(2) GAAP and Non-GAAP net loss per share are calculated based upon 123,230 and 116,824 basic and diluted weighted-average shares of common stock for the nine months ended October 31, 2021 and 2020, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands)
(unaudited)

Free Cash Flow

	Three Months Ended October 31,
	2021	2020
Net cash provided by operating activities	$692	$1,360
Less:
Purchases of property and equipment, net of insurance recoveries	(2,347)	(1,386)
Free cash flow	$(1,655)	$(26)